UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): April 28, 2004


                            HEALTHSOUTH Corporation
                            -----------------------
            (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
                                   --------
                (State or Other Jurisdiction of Incorporation)

             1-10315                                  63-0860407
             -------                                  ----------
     (Commission File Number)              (IRS Employer Identification No.)


              One HealthSouth Parkway, Birmingham, Alabama 35243
              --------------------------------------------------
         (Address of Principal Executive Offices, Including Zip Code)


                                (205) 967-7116
                                --------------
             (Registrant's Telephone Number, Including Area Code)

ITEM 5.  Other Events and Required FD Disclosure.

         On April 29, 2004, HEALTHSOUTH Corporation ("HEALTHSOUTH") announced that it is extending until 11:59 p.m., New York City Time, on May 13, 2004, its solicitation of consents from holders of its 6.875% Senior Notes due 2005, 7.375% Senior Notes due 2006, 7.000% Senior Notes due 2008, 8.500% Senior Notes due 2008, 8.375% Senior Notes due 2011, 7.625% Senior Notes due 2012 and 10.750% Senior Subordinated Notes due 2008. The consent solicitations, which commenced on March 16, 2004, were previously scheduled to expire at 11:59 p.m., New York City Time, on April 28, 2004.

         In connection with the extension of the consent solicitations, HEALTHSOUTH is also amending certain of the terms of the consent solicitations, including increasing the consent fee that it will pay to holders who deliver valid and unrevoked consents prior to the expiration of the consent solicitations to $13.75 per $1,000 principal amount of notes for which consents have been delivered, which represents an increase of $3.75 per $1,000 from the amount it originally offered. HEALTHSOUTH is also modifying certain of the terms of the proposed amendments that it is seeking to the indentures governing its Senior Notes and Senior Subordinated Notes.

         A copy of the press release announcing the extension of the consent solicitations is attached hereto as Exhibit 99.1 and incorporated herein by reference and a copy of the form of supplement to the consent solicitation statement, which includes as Exhibit A thereto an amended form of supplemental indenture relating to the proposed amendments, is attached hereto as Exhibit
99.2 and incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

See Exhibit Index.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     HEALTHSOUTH CORPORATION


                                     By: /s/ Gregory L. Doody
                                         ---------------------------------------
                                         Name: Gregory L. Doody
                                         Title:  Executive Vice President,
                                                   General Counsel and Secretary


         Dated: April 29, 2004

                                 Exhibit Index

Exhibit No.                       Description
-----------                       -----------
99.1       Press release of HEALTHSOUTH Corporation dated April 29, 2004.

99.2 Form of Supplement to the Consent Solicitation Statement dated April 29, 2004.

                                                                  Exhibit 99.1
News From
---------
                                  HEALTHSOUTH
                                                          FOR IMMEDIATE RELEASE
                                                                 April 29, 2004

                       HEALTHSOUTH CORPORATION INCREASES
              CONSENT FEE BY 37.5%, MODIFIES TERMS OF AND EXTENDS
                             CONSENT SOLICITATIONS

BIRMINGHAM, Ala. - HEALTHSOUTH Corp. (OTC Pink Sheets: HLSH) today announced that it is extending until 11:59 p.m., New York City Time, on May 13, 2004, its solicitation of consents from holders of its 6.875% Senior Notes due 2005, 7.375% Senior Notes due 2006, 7.000% Senior Notes due 2008, 8.500% Senior Notes due 2008, 8.375% Senior Notes due 2011, 7.625% Senior Notes due 2012 and 10.750% Senior Subordinated Notes due 2008. The consent solicitations, which commenced on March 16, 2004, were previously scheduled to expire at 11:59 p.m., New York City Time, on April 28, 2004.

HEALTHSOUTH also announced that it is increasing the consent fee that it will pay to holders who deliver valid and unrevoked consents prior to the expiration of the consent solicitations to $13.75 per $1,000 principal amount of notes for which consents have been delivered, which represents an increase of $3.75 per $1,000 from the amount originally offered. The payment of the consent fee remains conditioned upon the proposed amendments to the indentures becoming operative. Holders who previously delivered valid consents and do not revoke those consents will receive the increased consent fee if the conditions to their consent solicitation are satisfied or waived.

HEALTHSOUTH said that it continues to be encouraged by the significant positive response that it has received in the consent solicitations. However, the Company continues to believe that it is in the best interest of its stakeholders to minimize the extent of litigation over this matter and is increasing the consent fee in order to consensually resolve the matters in the litigation on a fair and commercially reasonable basis in order to facilitate its continuing restructuring efforts.

Other Terms

HEALTHSOUTH is also modifying certain of the terms of the proposed amendments that it is seeking to the indentures governing its Senior Notes and Senior Subordinated Notes. Each holder of notes who consents to the proposed amendments will also be waiving all alleged and potential defaults under the indentures arising out of events occurring on or prior to the effectiveness of the proposed amendments.

The proposed amendments will become effective only upon satisfaction or waiver by HEALTHSOUTH of certain conditions which include receipt of valid and unrevoked consents from holders representing not less than a majority in aggregate principal amount of outstanding notes for a series. Consents for any series of notes may be revoked at any time prior to the date on which the trustee under the indenture for that series receives evidence that the requisite consents have been obtained. In order to provide holders with sufficient time to consider the proposed amendments, as modified today, HEALTHSOUTH will not provide to the trustee evidence that requisite consents for any series of notes have been obtained prior to May 6, 2004.

HEALTHSOUTH continues to be engaged in litigation with holders, the trustees and persons claiming to be beneficial owners of our Senior Notes and Senior Subordinated Notes seeking to prevent the acceleration of the indebtedness outstanding under such notes. At an April 23, 2004 status conference, the Court scheduled a hearing for HEALTHSOUTH's motion for partial summary judgment for June 30, 2004. At that hearing HEALTHSOUTH will argue that the noteholder's purported default notices were invalid and that HEALTHSOUTH is not required to pay a "make-whole premium" to holders of its Senior Notes and Senior Subordinated Notes upon acceleration of the notes. The Court stated that if any issues remain unresolved after that hearing, the Court will schedule a trial. The Court also noted that if holders take action prior to that time, and the Court determines that the persons doing so were not entitled to do so, those persons face serious liability exposure.

This news release is not a solicitation of consents with respect to any securities. The consent solicitations are being made only pursuant to the terms and conditions of the consent solicitation statements relating to each series of Notes and the accompanying documents. These documents can be obtained from Innisfree M&A Incorporated, the information agent, at 212-750-5833 (Banks and Brokers Call Collect) or 888-750-5834 (Noteholders Call Toll-Free). Questions regarding the solicitations should be directed to Credit Suisse First Boston, the solicitation agent, at 800-820-1653.

About HealthSouth

HealthSouth is the nation's largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, with nearly 1,700 locations nationwide and abroad. HealthSouth can be found on the Web at www.healthsouth.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. HEALTHSOUTH's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HealthSouth include, but are not limited to: the investigations by the Department of Justice and the Securities Exchange Commission into HEALTHSOUTH's financial reporting and related activity; HEALTHSOUTH's statement that as a result of the investigations, the Company's previously filed financial statements should no longer be relied upon and may result in the Company restating its prior financial statements; the withdrawal by HEALTHSOUTH's former accountants of their audit reports on all of the Company's previously filed financial statements; the outcome of pending litigation relating to these matters; significant changes in HEALTHSOUTH's management team; HEALTHSOUTH's ability to successfully amend, restructure and/or renegotiate its existing indebtedness or cure or receive a waiver of alleged defaults under such agreements, the inability of which may result in HealthSouth filing a voluntary petition for bankruptcy; HEALTHSOUTH's ability to continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, bondholders, vendors and suppliers, employees and customers; changes, delays in or suspension of reimbursement for HEALTHSOUTH's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; changes to the implementation of the prospective payment system for inpatient rehabilitation services; competitive pressures in the healthcare industry and HEALTHSOUTH's response thereto; HEALTHSOUTH's ability to obtain and retain favorable arrangements with third-party payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company's SEC filings and other public announcements.

                                      ###

          For more information contact Andy Brimmer at 205-410-2777.

                                                                EXHIBIT 99.2

                                   FORM OF

                                 SUPPLEMENT TO

                        CONSENT SOLICITATION STATEMENT

                            HEALTHSOUTH CORPORATION

                 Solicits Consents and Waivers Relating to its
$[____] Aggregate Principal Amount of [__]% Senior [Subordinated] Notes due [__]
                             (CUSIP No. [______])

         This Supplement (the "Supplement") of HEALTHSOUTH Corporation ("we" or "us") supplements and amends our Consent Solicitation Statement dated March 16, 2004 (the "Consent Solicitation Statement") and related Consent Form (the "Consent Form") pursuant to which we are soliciting (the "Consent Solicitation") consents ("Consents") of Holders (as defined below) as of the Record Date (as defined below) of the $[_____] outstanding aggregate principal amount of our [_____]% Senior [Subordinated] Notes due [_____] (the "Notes") to proposed amendments (as amended and supplemented hereby, the "Proposed Amendments") to certain provisions of the Indenture dated as of [_____] (the "Indenture"), between HEALTHSOUTH, as issuer, and [_____] (the "Trustee").

         The term "Record Date" means 5:00 p.m., New York City time, on March 15, 2004, and the term "Holder" means (1) each person shown on the records of the registrar for the Notes as a holder on the Record Date or (2) any other person who has been authorized by proxy or in any other manner acceptable to HEALTHSOUTH to vote the applicable Notes on behalf of such Holder.

         In this Supplement, we are supplementing and amending the Consent Solicitation to:

         o extend the Expiration Date until 11:59 p.m., New York City Time, on May 13, 2004 (the "Expiration Date"), unless further extended by us,

         o increase the amount of the cash payment that we will pay to Holders who deliver valid and unrevoked Consents prior to the Expiration Date to $13.75 per $1,000 principal amount of Notes for which Consents have been delivered by such Holder (the "Consent Fee");

         o amend the definition of "Permitted Investments" to include any investment arising from or relating to a transfer or sale of assets by us in connection with our Digital Hospital;

         o further clarify the terms under which we propose to suspend our obligation to file with the Securites and Exchange Commission (the "SEC") and furnish to the Trustee and Holders of Notes periodic and other reports required under the Exchange Act;

         o limit the right of Holders to declare an event of default in connection with an acceleration of indebtedness under our other series of Senior Notes and Senior Subordinated Notes under certain circumstances; and

         o eliminate the Proposed Amendment that would have suspended our obligation to furnish compliance certificates to the Trustee.

         Except as set forth herein, no other terms of the Consent Solicitation have been amended or supplemented and remain as set forth in the Consent Solicitation Statement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Consent Solicitation Statement.

         In the event that the Conditions described in the Consent Solicitation Statement are satisfied or waived, including the receipt of the Requisite Consents (i.e., consent of Holders of not less than a majority in outstanding principal amount of Notes), we will pay to Holders who deliver valid and unrevoked Consents prior to the Expiration Date the Consent Fee, which represents an increase of $3.75 per $1,000 from the amount we originally offered in the Consent Solicitation Statement. Holders of Notes for which no Consent is delivered will not receive a Consent Fee, even though the Proposed Amendments and Waivers, if approved, will bind all Holders and their transferees.

         Each Holder who Consents to the Proposed Amendments will also be waiving all alleged and potential defaults under the Indenture relating to events occurring on or prior to the effectiveness of the Proposed Amendments and any and all rights to cause the principal of, and accrued interest on, the Notes to become immediately due and payable as a result of such alleged and potential defaults (the "Waivers"). Except where the context otherwise requires, references in this Supplement to Consents to the Proposed Amendments will also include Consents to the Waivers.

         Holders who have previously delivered properly executed Consent Forms to the Information Agent may revoke such Consents at anytime prior to the date on which the Trustee under the Indenture receives evidence that the Requisite Consents have been obtained in accordance with the terms of the Indenture (the "Consent Date"). In order to provide Holders with sufficient time to consider the Proposed Amendments and Waivers, the Consent Date shall not occur prior to May 6, 2004. Holders who have previously delivered properly executed Consent Forms to the Information Agent and do not revoke such Consents will receive the increased Consent Fee if the Conditions to the Consent Solicitation are satisfied or waived.

         Regardless of the outcome of the Consent Solicitation, the Notes will continue to be outstanding and will continue to bear interest as provided in the Indenture. The changes included in the Proposed Amendments will not alter our obligation to pay the principal of or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions of the Notes.

         As disclosed in the Consent Solicitation Statement, in response to a complaint that we filed on March 11, 2004, against holders, the trustees and persons claiming to be beneficial owners of our Senior Notes and Senior Subordinated Notes, the Circuit Court of Jefferson County, Alabama granted a temporary restraining order preventing acceleration of any of our Senior Notes and Senior Subordinated Notes. See "Litigation and Regulatory Developments - Litigation - Litigation Against Certain Bondholders" in the Consent Solicitation Statement for a more detailed discussion of this litigation. On March 30th and 31st, a hearing regarding our motion for a preliminary injunction was held before Judge Allwin Horn III. At the hearing, Judge Horn extended the temporary restraining order and stated that he would issue an order regarding our motion for a preliminary injunction on April 14, 2004.

         On April 14, 2004, Judge Horn issued an order setting a status conference for April 23, 2004 to schedule an expedited hearing to determine the merits of certain issues; in particular, the validity of the default notices purportedly given by certain of the holders of our Senior Notes and Senior Subordinated Notes and whether we are obligated to pay a "make-whole premium" upon acceleration of such notes under the facts and circumstances of the case. Although the Court did not grant our request for a preliminary injunction and dissolved our temporary restraining order against acceleration by holders of our Senior Notes and Senior Subordinated Notes, the Court expressly stated that the parties should not consider that the Court has determined that the default notices are validly and legally issued. In addition, at that time, counsel for the holders of our Senior Notes and Senior Subordinated Notes stated in a letter to the Court that the holders of our Senior Notes and Senior Subordinated Notes that were defendants in the action would not issue any notice of acceleration for at least thirty days so long as we engage in good faith negotiations during that time.

         At the April 23, 2004 status conference, the Court scheduled a hearing for our motion for partial summary judgment for June 30, 2004. At that hearing HEALTHSOUTH will argue that the noteholders' purported default notices were invalid and that HEALTHSOUTH is not required to pay a "make-whole premium" to holders of our Senior Notes and Senior Subordinated Notes upon acceleration of our notes. The Court stated that if any issues remain unresolved after that hearing, the Court will schedule a trial. The Court also noted that if holders take action prior to that time, and the Court determines that the persons doing so were not entitled to do so, those persons face serious liability exposure.

         We continue to believe that it is in the best interest of our stakeholders to minimize the extent of litigation over this matter. Accordingly, we have determined to increase the Consent Fee as described in this Supplement in order to consensually resolve the matters in the litigation on a fair and prompt basis in order to facilitate our continuing restructuring efforts.

         Prior to delivering any consent, you are encouraged to read and consider carefully this supplement in conjunction with the Consent Solicitation Statement and the Consent Form previously distributed to you.

-------------------------------------------------------------------------------
  WE HAVE NOT FILED ANY QUARTERLY OR ANNUAL REPORT WITH THE SEC FOR PERIODS AFTER SEPTEMBER 30, 2002, AND WE HAVE CAUTIONED THAT THE FINANCIAL INFORMATION CONTAINED IN PREVIOUSLY FILED REPORTS SHOULD NOT BE RELIED UPON. ACCORDINGLY, NO FINANCIAL STATEMENTS ARE AVAILABLE FOR ANY PRIOR PERIOD, AND YOU SHOULD NOT RELY ON OUR FINANCIAL STATEMENTS AND REPORTS PREVIOUSLY FILED WITH THE SEC.
-------------------------------------------------------------------------------

            The Solicitation Agent for the Consent Solicitation is:

                          Credit Suisse First Boston

         See "Risk Factors" beginning on page 36 of the Consent Solicitation Statement for a discussion of some of the risks you should consider before you consent to the Proposed Amendments and Waivers.

                The date of this Supplement is April 29, 2004.

                   MODIFICATION TO THE CONSENT SOLICITATION

Increase in the Consent Fee

         The terms of the Consent Solicitation are hereby modified so that the Consent Fee that we will pay to Holders who deliver valid and unrevoked Consents prior to the Expiration Date (including valid and unrevoked Consents received prior to the date hereof) is increased to $13.75 per $1,000 principal amount of Notes for which Consents have been delivered by such Holder, which represents an increase of $3.75 per $1,000 from the amount we originally offered in the Consent Solicitation Statement.

Extension of Expiration Date

         On April 14, 2004, we announced the extension of the Expiration Date to 11:59 p.m., New York City Time, on April 28, 2004. The Expiration Date of the Consent Solicitation is hereby further extended to 11:59 p.m., New York City Time, on May 13, 2004, unless further extended by us.

Revocation

         Consents may be revoked at any time prior to the Consent Date. All prior Consents that are not validly revoked prior to the Consent Date by the Holder granting such Consent in accordance with the procedures set forth in the Consent Solicitation Statement will be valid Consents. In order to provide Holders with sufficient time to consider the Proposed Amendments and Waivers, the Consent Date shall not occur prior to May 6, 2004.

Further Amendments to the Indenture and Clarification of Previously Proposed Amendments

         Holders are urged to read the description of the Proposed Amendments included in the Consent Solicitation Statement dated March 16, 2004. As used herein, the terms "Proposed Amendments and Waivers" and "Proposed Amendments" will include all amendments proposed in this Supplement. The Proposed Amendments and Waivers constitute a single proposal and a consenting Holder must Consent to the Proposed Amendments and Waivers as an entirety and may not consent selectively with respect to certain of the Proposed Amendments or Waivers.

         Amendment to the Definition of Permitted Investments

         We are amending the Consent Solicitation so that the Proposed Amendments would expand the definition of "Permitted Investments" to include any investment arising from or relating to a transfer or sale of assets made in connection with our Digital Hospital. This Proposed Amendment would provide us with greater flexibility in structuring a sale, joint venture, sale leaseback or other related financing transaction involving our Digital Hospital. We believe that such additional flexibility in structuring a transaction involving our Digital Hospital is beneficial to HEALTHSOUTH.

         Further Amendment to Clarify our Reporting Obligations

         The Indenture currently requires that, so long as the Notes are outstanding, we must furnish to the SEC, the Trustee and Holders of the Notes certain periodic and other reports required by the Exchange Act. As previously described in the Consent Solicitation Statement dated March 16, 2004, we have not filed our quarterly and annual reports with the SEC for periods after September 30, 2002, and we have cautioned that the financial information contained in our previously filed reports should not be relied upon. We are currently reconstructing our financial records for prior periods and, therefore, we cannot currently furnish such reports.

         As initially submitted to Holders in the Consent Solicitation Statement dated March 16, 2004, the Proposed Amendments would have suspended our obligation under the Indenture to furnish to the SEC, the Trustee and Holders of Notes annual and quarterly reports and other information, documents and reports required to be furnished to the SEC under the Exchange Act until the Report Date, which is the date on which we actually file our Annual Report on Form 10-K for the fiscal year ending December 31, 2004, but which date cannot be later than December 31, 2005.

         We are seeking to modify this Proposed Amendment to the Indenture to clarify that the suspension of our obligation under the Indenture to furnish to the SEC, the Trustee and Holders of Notes annual and quarterly reports and other information, documents and reports required to be furnished to the SEC under the Exchange Act will remain in effect until the due date of our Annual Report on Form 10-K for the fiscal year ending December 31, 2005 and will be effective for all filings due for periods ending on or after December 31, 2005. Notwithstanding this provision, the Proposed Amendments provide that our failure to file our Annual Report on Form 10-K for the fiscal year ending December 31, 2003 by June 30, 2005 or our Annual Report on Form 10-K for the fiscal year ending December 31, 2004 by December 31, 2005 shall constitute an Event of Default under the Indenture.

         We believe that the suspension of our reporting requirements under the Indenture until the due date of our Annual Report on Form 10-K for the year ending December 31, 2005, will provide us with the time required to reconstruct our financial records and file reports containing audited financial statements for our prior periods.

         Cross Default to Other Indebtedness

         In addition to the Consent Solicitation, we are concurrently soliciting consents of holders of our other issues of Senior Notes and Senior Subordinated Notes to proposed amendments to, and waivers under, the indentures governing such notes that are substantially similar to the Proposed Amendments and Waivers, to the extent applicable. This Consent Solicitation is independent of each of the other consent solicitations for any other issue of our outstanding notes, other than the consent solicitation for our [_____]% Senior Notes due [_____]. This Consent Solicitation is conditioned, among other things, upon the success of the consent solicitation for those [_____]% Senior Notes due [_____].

         The Indenture currently provides that an Event of Default includes, among other things, a default under any indenture for indebtedness of HEALTHSOUTH, if (1) the default results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, (2) the principal amount of any other such indebtedness which has been so accelerated, aggregates $25 million or more and (3) such indebtedness is not discharged or such acceleration is not rescinded within ten days.

         If the Proposed Amendments are approved, but our solicitation of consents of holders of any or all of our other issues of Senior Notes and Senior Subordinated Notes that are independent of the Consent Solicitation are not successful, then the Proposed Amendments would limit the right of Holders to declare an Event of Default for defaults of indebtedness under an indenture governing our other Senior Notes or Senior Subordinated Notes that result in acceleration of such indebtedness until:

         o the trustee or the requisite number of registered holders of such indebtedness have made a demand for payment to the Company, and

         o the trustee or the requisite number of registered holders of such indebtedness have obtained a judgment from a court of competent jurisdiction ordering the Company to pay all amounts owing under such other series of our Senior Notes or Senior Subordinated Notes, as the case may be, that has effectively accelerated such indebtedness in accordance with the terms of the applicable indenture.

         Clarification on Our Ability to Secure Bank Debt

         As set forth in the Consent Solicitation Statement dated March 16, 2004, the Proposed Amendments would add a new exception under Section 4.11(b) of the Indenture to permit HEALTHSOUTH to incur, repay and reborrow Indebtedness consisting of Bank Debt provided that the aggregate principal amount of such Bank Debt may not at any time outstanding exceed $750 million. This Proposed Amendment would allow us to repay all or a portion of Bank Debt with available cash and reborrow amounts up to an aggregate of $750 million thereafter. We currently have $374 million of Bank Debt outstanding (including $59 million of letter of credit support).

         In this Supplement, we are clarifying that the Proposed Amendment would also allow us to secure all or a portion of the $750 million of available Bank Debt that we would be permitted to incur under the Indenture, as amended by the Supplemental Indenture. Neither our Bank Debt nor any indebtedness under our Senior Notes or Senior Subordinated Notes is currently secured. We believe that this Proposed Amendment will provide us with the flexibility to enter into a new credit facility on terms acceptable to us.

         Elimination of Amendment Relating to Compliance Certificates

         The Indenture currently requires that, so long as the Notes are outstanding, we will furnish to the Trustee within 90 days after the end of each fiscal year an Officer's Certificate stating whether to the best of such officer's knowledge any Default or Event of Default has occurred, listing all Restricted Payments for such year, and if a Default or Event of Default has occurred, describing such Defaults or Events of Default and what action HEALTHSOUTH is taking with respect thereto.

         As set forth in the Consent Solicitation Statement dated March 16, 2004, the Proposed Amendments would have suspended our obligation to furnish to the Trustee the compliance certificate required under Section 4.04(a) until the Report Date. In this Supplement, we are eliminating the Proposed Amendment that would have suspended our obligation to furnish to the Trustee compliance certificates under Section 4.04(a) of the Indenture, so that, following the execution of the Supplemental Indenture, Section 4.04(a) shall remain unchanged.

         A copy of the revised Form of Supplemental Indenture, marked to indicate changes from the Form of Supplemental Indenture attached to the Consent Solicitation Statement dated March 16, 2004, is attached hereto as Exhibit A.

         EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NO OTHER TERMS OF THE CONSENT SOLICITATION HAVE BEEN SUPPLEMENTED OR AMENDED AND REMAIN AS SET FORTH IN THE CONSENT SOLICITATION STATEMENT. COPIES OF THE INDENTURE ARE AVAILABLE FROM THE INFORMATION AGENT UPON REQUEST.

                         CONSENT SOLICITATION MATTERS

         Holders who have previously delivered Consents in accordance with the procedures set forth in the Consent Solicitation Statement and who still wish to Consent with respect to their Notes in the Consent Solicitation, as modified and amended by the Supplement, do not need to take any further action.

         WE ARE DELIVERING A SUPPLEMENTAL CONSENT FORM TO HOLDERS; HOWEVER, HOLDERS MAY CONTINUE TO USE THE CONSENT FORM DELIVERED TO HOLDERS WITH THE CONSENT SOLICITATION STATEMENT DATED MARCH 16, 2004. Holders who wish to Consent must deliver their properly completed and executed Consent Form to the Information Agent at the address set forth on the back cover page of this Supplement, the Consent Solicitation Statement and in the Consent Form in accordance with the instructions set forth in the Consent Solicitation Statement and the Consent Form.

         CONSENTS SHOULD NOT BE DELIVERED TO HEALTHSOUTH, THE TRUSTEE OR THE SOLICITATION AGENT. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY HEALTHSOUTH, THE TRUSTEE OR THE SOLICITATION AGENT.

         Subject to applicable laws, we reserve the right, in our sole discretion and regardless of whether any of the Conditions have been satisfied, at any time prior to the Expiration Date, to (1) extend the Expiration Date, (2) amend the terms of the Consent Solicitation or (3) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation. In addition, we reserve the right, in our sole discretion, to extend, amend or modify any or all of the consent solicitations for our other Senior Notes and Subordinated Notes in any manner we deem appropriate, including paying higher or lower consent fees than the Consent Fee proposed to be paid hereunder. If we make a material change to the terms of the Consent Solicitation, we will promptly disclose such change in a manner reasonably calculated to inform the Holders of such change and extend the Consent Solicitation for a period we deem to be adequate to permit Holders to deliver and/or revoke their Consents.

         You should direct any questions concerning the terms of the Consent Solicitation to the Solicitation Agent at the address or telephone number set forth on the back cover page hereof.

         You should direct any requests for assistance in completing and delivering Consent Forms or requests for additional copies of this Supplement, the Consent Solicitation Statement, the Consent Form or other related documents to the Information Agent at the address or telephone number set forth on the back cover page hereof.

         In making a decision in connection with the Consent Solicitation, Holders must rely on their own examination of HEALTHSOUTH and the terms of the Consent Solicitation, including the merits and risks involved. Holders should not construe the contents of this Supplement or the Consent Solicitation Statement as providing any legal, business, financial or tax advice. Each Holder should consult with its own legal, business, financial and tax advisors with respect to any such matters concerning this Supplement or the Consent Solicitation Statement and the Consent Solicitation contemplated hereby and thereby.

                                                                    Exhibit A

                                    FORM OF

                         FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of [ ], 2004, among HealthSouth Corporation, a Delaware corporation (the "Company"), and [_______], as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of [_______], providing for the issuance of an aggregate principal amount of $[____] million of [____]% Senior Notes due [____] (the "[____] Notes") and an aggregate principal amount of $[____] million of [____]% Senior Notes due 2011 (the "[____] Notes," and together with the [____]Notes, the "Notes");

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to authorize and approve the amendments to the Indenture (the "Proposed Amendments") set forth in this Supplemental Indenture;

         WHEREAS, Section 8.02 of the Indenture provides that the Company and the Trustee may amend the Indenture with the written consent of the Holders of a majority in principal amount of the then outstanding Notes ("Requisite Consent");

         WHEREAS, the Company has distributed Consent Solicitation Statements, dated March 16, 2004 (as supplemented and amended, the "Solicitation Statements"), and accompanying Consent Forms to the Holders of the Notes in connection with the Proposed Amendments as described in the Solicitation Statements;

         WHEREAS, the Requisite Consent to the Proposed Amendments to the provisions of the Indenture have been received by the Company and the Trustee and all other conditions precedent, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with as of the date hereof; and

         WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Company and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. DEFINITIONS.

         (a) Section 1.01 of the Indenture is hereby amended to include the following new definitions:

         ""Digital Hospital" means the planned 219-bed acute care hospital located on Highway 280 in Birmingham, Alabama replacement for the HealthSouth Medical Center.

         "Digital Hospital Transaction" means any sale, joint venture, sale leaseback or other related financing transaction involving the Digital Hospital.

         "Fiscal Year" means the twelve month period ending on December 31.

         "Historical Reports" means Annual Report(s) on Form 10-K containing audited financial statements required to be filed with the Commission for any Fiscal Year ended on or prior to December 31, 2003.

         "Report Date" means the date on which the Company shall deliver the Supplemental Report.

         "Senior Notes" means our [____]% Senior Notes due [____], 7.000% Senior Notes due [____],[____]% Senior Notes due [____] and [____]% Senior Notes due [____].

         ["Senior Subordinated Notes" means our 10.75% Senior Subordinated Notes due 2008.]

         "Supplemental Report" means the Annual Report on Form 10-K for the Fiscal Year ending December 31, 2004, containing audited financial statements required to be filed with the Commission pursuant to the Exchange Act for the Fiscal Year ending on December 31, 2004."

         (b) Section 1.01 of the Indenture is hereby amended to replace the period at the end of the existing definition of "Attributable Indebtedness" with a semicolon and to insert thereafter the following new language:

                  "and provided further, that Attributable Indebtedness incurred in connection with the Digital Hospital Transaction shall be limited to Indebtedness incurred on a recourse basis by the Company or a Subsidiary of the Company (other than a Joint Venture formed for the purpose of owning, running, operating or managing the Digital Hospital) or Indebtedness with respect to which the Company or any such Subsidiary is otherwise liable on a recourse basis."

         (c) Section 1.01 of the Indenture is hereby amended to replace the period at the end of the existing definition of "Refinancing Indebtedness" with a semicolon and to insert thereafter the following new language:

                  "and provided further that: so long as (y) the Company designates such Indebtedness as Refinancing Indebtedness and (z) the net proceeds of such Refinancing Indebtedness are not used for any purpose other than refinancing existing indebtedness or a repayment of revolving Bank Debt, such Indebtedness shall constitute Refinancing Indebtedness notwithstanding that it is not immediately applied to the refunding, refinancing, repurchase or extension of other Indebtedness."

         (d) Section 1.01 of the Indenture is hereby amended to delete the "and" at the end of existing clause (iv) of the existing definition of "Permitted Investments", to replace the period at the end of the existing clause (v) with a semicolon and to insert thereafter the following new clause
(vi):

                  "and (vi) any Investment arising from the transfer of assets made pursuant to the Digital Hospital Transaction."

         3. REPORTS. Section 4.02 of the Indenture is hereby amended by deleting the section in its entirety and replacing it with the following:

         "From and after the Report Date and for all periods ending on or after December 31, 2005, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall file with the Commission, to the extent such filings are accepted by the Commission, and shall furnish (within 15 days after such filing) to the Trustee and to the Holders all quarterly and annual reports and other information, documents and reports that would be required to be filed with the Commission pursuant to Section 13 of the Exchange Act if the Company were required to file under such section. In addition to the foregoing, the Company shall file the Historical Reports with the Commission on or prior to June 30, 2005 and the Supplemental Report on or prior to December 31, 2005. The Company shall also furnish to the Trustee and to the Holders all other quarterly and annual reports and other information, documents and reports required to be filed with the Commission promptly after such reports and other information and documents are filed with the Commission. In addition, the Company shall make such information available to prospective purchasers of the Notes, securities analysts and broker-dealers who request it in writing. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates)."

         4. LIMITATION ON EXISTING INDEBTEDNESS AND SUBSIDIARY PREFERRED STOCK. Section 4.11(b) of the Indenture is hereby amended to delete the "and" at the end of existing clause (v) and to replace the existing clause (vi) with the following new clauses (vi) and (vii):

         "(vi) the Company may incur Indebtedness consisting of Bank Debt in an aggregate principal amount at any time outstanding not to exceed $750,000,000; and (vii) the Subsidiaries of the Company may incur Indebtedness, including all Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are applied to refund, refinance or extend, any Indebtedness incurred pursuant to this clause (vii), in an aggregate principal amount at any time outstanding not to exceed $250,000,000, in addition to Existing Indebtedness and other Indebtedness permitted to be incurred by Subsidiaries of the Company pursuant to the foregoing clauses (ii) -
         (vi)."

         5. EVENTS OF DEFAULT.

         (a) Section 6.01(e) of the Indenture is hereby amended to insert the following new language immediately following the semicolon at the end of existing Section 6.01(e):

                  "provided however, that from and after the date upon which this Supplemental Indenture becomes effective in accordance with the terms of the Indenture, any such acceleration by holders of our Senior Notes or Senior Subordinated Notes shall not constitute an Event of Default under this Section 6.01(e) until (i) the trustee or the requisite number of registered holders of such indebtedness have made a demand for payment to the Company and (ii) the trustee or the requisite number of registered holders of such indebtedness have obtained a judgment from a court of competent jurisdiction ordering the Company to pay all amounts owing under such other series of our Senior Notes or Senior Subordinated Notes, as the case may be, that has effectively accelerated such indebtedness in accordance with the terms of the applicable indenture;"

         (b) Section 6.01 of the Indenture is hereby amended to delete the word "or" from the end of existing paragraph (f), to replace the period at the end of existing paragraph (g) with a semi-colon and to include the following new paragraphs (h) and (i):

         "(h) the Company shall fail to file the Historical Reports with the Commission on or prior to June 30, 2005; or

          (i) the Report Date does not occur on or prior to December 31, 2005."

         6. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture.

         10. RATIFICATION OF INDENTURE; SUPPLEMENTAL PART OF INDENTURE. Except as specifically amended and supplemented by this Supplemental Indenture, the Indenture shall remain in full force and effect and is hereby ratified and confirmed. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. This Supplemental Indenture shall become effective as of the date hereof at such time as executed counterparts of this Supplemental Indenture have been delivered by each party hereto to the other party hereto.

         11. VALIDITY; ENFORCEABILITY. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         12. THIRD-PARTY BENEFICIARY. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.





                           [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of [ ], 2004.



                                             HEALTHSOUTH CORPORATION



                                             By: _______________________________
                                                 Name:
                                                 Title:




                                             [             ], AS TRUSTEE



                                             By: _______________________________
                                                 Name:
                                                 Title:

         Delivery of a Consent Form to an address other than the address listed below or transmission of instructions by facsimile other than as set forth below is not valid delivery of the Consent Form. However, we reserve the right to accept Consent Forms delivered by any reasonable means or in any form that reasonably evidences the giving of Consent. The Consent Form and any other required documents should be sent or delivered by each Holder or such Holder's broker, dealer, commercial bank, trust company or other nominee to the Information Agent at its address or facsimile number set forth below.

            The Information Agent for the Consent Solicitation is:

                          INNISFREE M&A INCORPORATED

Delivery to Innisfree M&A Incorporated, the Information Agent for the Consent
Solicitation:


By Regular or Certified Mail:           By Hand or by Overnight Mail or Courier:
 Innisfree M&A Incorporated                    Innisfree M&A Incorporated
         P.O. Box 5143                       501 Madison Avenue, 20th Floor
    New York, NY 10150-5143                        New York, NY 10022
                                 By Facsimile
                    (Eligible Guarantor Institutions Only):
                                 212-750-5799

                   To Confirm Facsimile Receipt by Telephone
                    (Eligible Guarantor Institutions Only)
                                 212-750-5833

                               For Information:
                          Noteholders Call Toll-Free:
                                 888-750-5834
                        Banks and Brokers Call Collect:
                                 212-750-5833

         Questions and requests for assistance or for additional copies of the Supplement, the Consent Solicitation Statement and Consent Form may be directed to the Information Agent at its telephone numbers and locations listed above. All questions regarding the terms of the Consent Solicitation shall be directed to the Solicitation Agent at the telephone number and address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

            The Solicitation Agent for the Consent Solicitation is:

                        CREDIT SUISSE FIRST BOSTON LLC

                               11 Madison Avenue
                              New York, NY 10010
                                U.S. Toll Free:
                                1-800-820-1653
                       Attn: Liability Management Group